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Exhibit 11.1


                               VANSTAR CORPORATION
                 Statement of Computation of Earnings Per Share
                      (In thousands, except per share data)
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

                                                         THREE MONTHS ENDED          SIX MONTHS ENDED
                                                            OCTOBER 31,                 OCTOBER 31,
                                                         ------------------         ------------------
                                                           1996      1995             1996    1995
                                                         --------  --------         --------  --------

PRIMARY EARNINGS PER SHARE
--------------------------
Weighted average number of
    common shares outstanding                              40,960    11,025         40,718    11,029

Common equivalent shares from stock options
    using the treasury stock method                         1,845        23          1,722        23

Common shares from the assumed conversion
    of all outstanding preferred stock and warrants             0    20,305              0    20,306

Common equivalent shares from stock options
   related to SAB No. 83 using the treasury
    stock method                                                0     1,671              0     1,671

                                                         --------  --------       --------  --------
Shares used in per share calculation                       42,805    33,024         42,440    33,029
                                                         --------  --------       --------  --------
                                                         --------  --------       --------  --------

Net Income                                                 11,078     4,951         20,840     8,265
                                                         --------  --------       --------  --------
                                                         --------  --------       --------  --------

Earnings per share                                          $0.26     $0.15          $0.49    $0.25
                                                         --------  --------       --------  --------
                                                         --------  --------       --------  --------



FULLY DILUTED EARNINGS PER SHARE
--------------------------------
Weighted average number of
    common shares outstanding                              40,960    11,025         40,718    11,029

Common equivalent shares from stock options
    using the treasury stock method                         1,884        23          1,751        23

Common shares from the assumed conversion
    of all outstanding preferred stock and warrants             0    20,305              0    20,306

Common equivalent shares from stock options
   related to SAB No. 83 using the treasury
    stock method                                                0     1,671              0     1,671

                                                         --------  --------       --------  --------
Shares used in per share calculation                       42,844    33,024         42,469    33,029
                                                         --------  --------       --------  --------
                                                         --------  --------       --------  --------

Net Income                                                 11,078     4,951         20,840     8,265
                                                         --------  --------       --------  --------
                                                         --------  --------       --------  --------

Earnings per share                                          $0.26     $0.15          $0.49    $0.25
                                                         --------  --------       --------  --------
                                                         --------  --------       --------  --------
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